CLYDE BAILEY P.C.
_________________________________________________________________
                                      Certified Public Accountant
                                         10924 Vance Jackson #404
                                         San Antonio, Texas 78230
                                             (210) 699-1287(ofc.)
                            (888) 699-1287 " (210) 691-2911 (fax)

                                                          Member:
                                      American Institute of CPA's
                                           Texas Society of CPA's
December 22, 2003


I consent to the use, of my report dated November 21, 2003, in the Form 10SB, on the financial statements of StarSoft, Inc., dated September 30, 2003, included herein and to the reference made to me.



/s/ Clyde Bailey P.C.
----------------------

Clyde Bailey P.C.
San Antonio, Texas